UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR 12(G) OF THE
SECURITIES EXCHANGE ACT

The Generation Essentials Group
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

66 rue Jean-Jacques Rousseau 75001 Paris, France	Not Applicable
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A ordinary shares, par value US$0.0000000264856557377049 per share	The New York Stock Exchange
Warrants, each whole warrant exercisable for one Class A ordinary share	NYSE American LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A registration statement file number to which this form relates: 333-286501

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the Class A ordinary shares, par value $0.0000000264856557377049 per share, of The Generation Essentials Group (the “Class A Ordinary Shares”) and warrants to purchase Class A Ordinary Shares (the “Warrants”). The description of the Class A Ordinary Shares and Warrants contained under the heading “Description of Securities of The Generation Essentials Group” in the proxy statement/prospectus forming a part of the Registration Statement on Form F-4, as originally filed with the Securities and Exchange Commission on April 11, 2025, as amended from time to time (Registration No. 333-286501) (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

The Class A Ordinary Shares to be registered hereunder have been approved for listing on The New York Stock Exchange under the symbol “TGE”. The Warrants to be registered hereunder have been approved for listing on NYSE American LLC under the symbol “TGE WS”.

Item 2. Exhibits

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed herewith or incorporated by reference herein because no other securities of the registrant are registered on The New York Stock Exchange or NYSE American LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

The Generation Essentials Group

Dated: June 4, 2025	By:	/s/ Samuel Chau
	Name:	Samuel Chau
	Title:	Director and Chief Financial Officer

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